Consent of Independent Certified Public Accountant

     I consent to the use in this Registration Statement on Form SB-2 of my report dated August 9, 2001, relating to the financial statements of Acquirestuff.com, inc., and to the reference to my firm under the caption "Experts" in the Prospectus.

                                          /s/ Quintanilla
                                          -----------------------------
                                          A Professional Accoutancy Corporation
                                          Laguna Niguel, California

                                          August 16, 2001